UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549



                          FORM 8-K




                       CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                       April 1, 1997
     Date of Report (Date of earliest event reported)


            AMERICAN DISPOSAL SERVICES, INC.
   (Exact name of registrant as specified in its charter)


     Delaware                0-28652           13-3858494
(State or other          Commission File     (I.R.S. Employer
jurisdiction of               Number         Identification
 incorporation                                   Number)
or organization)



  745 McClintock Drive, Suite 305, Burr Ridge, Illinois  60521
            (Address of Principal Executive Offices)



                         (708) 655-1105
     (Registrant's telephone number, including area code)



                         Not Applicable
  (Former name or former address, if changed since last report.)





Item 2.   Acquisition

     On April 1, 1997, American Disposal Services, Inc. (the "Company") acquired the Evansville, Indiana operations of Waste Management of Indiana, LLC (the "Acquisition") for approximately $28 million plus an additional payment for accounts receivable. As part of the Acquisition, the Company acquired a landfill, two collection companies, an exclusive transfer station contract and a permit to develop a new transfer station, all located in the southwestern Indiana region. The Company funded the Acquisition with proceeds from the Company's revolving and term loan credit facility. As part of the Acquisition, the Company acquired the Blackfoot landfill in Evansville, Indiana. The landfill consists of approximately 379 acres, of which approximately 166 are permitted acres. The site recently received a permit which increases the available capacity to approximately 17.9 million cubic yards of airspace. The Blackfoot landfill has approximately 45 years of total site life at current disposal levels.


Item 5.   Other Events

     On March 24, 1997, the Company entered into a definitive agreement to acquire substantially all of the assets of Liberty Disposal, Inc. ("Liberty Disposal"), a privately held waste management operation in Rhode Island, for approximately $14.5 million plus an additional payment for accounts receivable (the "Pending Acquisition"). The Company anticipates that it will fund the Pending Acquisition with proceeds from a public offering of the Company's Common Stock. The Company believes that Liberty Disposal, which operates 25 routes and offers commercial, residential and industrial waste collection and recycling services, is on a revenue basis the largest privately owned waste collection company in Rhode Island. In addition, the Company believes that the Pending Acquisition will nearly double the Company's revenue base in the Rhode Island region, will result in the Company owning and operating one of the three largest collection companies in Rhode Island and will position the Company to expand further its market share in the region and the contiguous markets.
     On March 21, 1997, the Company entered into an Amendment No. 2 to the Amended and Restated Credit Agreement with ING (U.S.) Capital Corporation, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and certain other financial institutions as Lenders pursuant to which the Company's existing credit facility was increased by $15 million to an aggregate of $125 million (the "Credit Facility"). The Credit Facility provides the Company with a term loan of $25 million, a $5 million revolving credit facility for working capital purposes and a $95 million expansion facility to be used for acquisitions. In addition, the Credit Facility allows for certain prepayments to be re-borrowed as expansion loans.

Item 7.  Financial Statements and Exhibits.

  (a)     Financial Statements of Business Acquired.
          Incorporated by reference to the Company's Registration
          Statement on Form S-1 (Registration No. 333-24103).

  (b) Pro Forma Financial Information. Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-24103).

  (c) The following document is furnished as an Exhibit to this Current Report on Form 8-K pursuant to Item 601 of
          Regulation S-K:

       10.1 Asset Purchase Agreement dated as of March 25, 1997 by and between American Disposal Services of Missouri, Inc. and Waste Management of Indiana, LLC.

       10.2 Asset Purchase Agreement dated as of March 24, 1997 by and among Liberty Disposal, Inc., John M.
            Harpootian, Trustee, The Liberty Disposal, Inc.
            Charitable Remainder Annual Trust--1997 and the
            Company.

       10.3 Amendment No. 2 to the Credit Agreement dated as of March 21, 1997 among the Company, (U.S.) Capital Corporation (formerly, Internationale Nederlander (U.S.) Capital Corporation) as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and certain other financial institutions, as Lenders.*

____________

* Filed as an exhibit to the Company's annual report on Form
  10-K for the year ended December 31, 1996.

                           SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN DISPOSAL SERVICES, INC.



Date:  April 14,  1997
                         /s/ Stephen P. Lavey
                              Stephen P. Lavey
                              Vice President and Chief Financial
                              Officer